Exhibit 99.1

NEUEHEALTH REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

•Delivered strong full year 2023 results in Continuing Business, focused on serving all populations through differentiated, value-driven care model
•Served 461,000 consumers, an increase of 294% from prior year on a comparable basis
•NeueCare and NeueSolutions segments well-positioned to drive strong performance in 2024, resulting in expected Enterprise Adjusted EBITDA between $15 million and $25 million †

DORAL, Fla. (March 6, 2024) (BUSINESSWIRE) – NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today reported financial results for its fourth quarter and full year ended December 31, 2023.

“We achieved significant milestones as a company this past year, completing the sale of our California Medicare Advantage business and fully focusing on where we have proven to have the greatest impact - through our care delivery and provider enablement business,” said Mike Mikan, President and CEO of NeueHealth. “Our NeueHealth business drove strong results in 2023, delivering $1.2 billion in revenue, up 55% year over year, and serving 461,000 consumers across the country. We have great confidence in this business and the value-driven, consumer-centric care model we have built, and we look forward to continuing to align the interests of providers, payors, and consumers to drive differentiated value for all in 2024.”

Key Metrics

	As of December 31,
	2023	2022
Consumer and Patient Metrics
Value-Based Consumers served[1]	355,000	117,000
Enablement Services Lives	106,000	—

1The value-based care consumers at December 31, 2022 excludes approximately 419,000 consumers attributable to our Bright HealthCare- Commercial business that we exited at the end of 2022.

	Three Months Ended		Years Ended
($ in thousands)	December 31,		December 31,
	2023	2022	2023	2022
Financial Metrics
Revenue	$292,871	$227,696	$1,160,802	$751,163
Net Loss from Continuing Operations	$(62,827)	$(84,671)	$(627,742)	$(385,242)
Adjusted EBITDA (non-GAAP)	$(10,356)	$(22,247)	$(8,480)	$(75,095)

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measures used in the table above. Full Year 2023 Net Loss from Continuing Operations of $(627,742) includes $(515,791) related to non-cash items. See table at the end of this release for more detail.

Financial Outlook

For full year 2024, NeueHealth is providing the following guidance and commentary:

•NeueHealth’s Enterprise Revenue is expected to be approximately $1 billion
•On a segment basis, NeueCare Revenue is expected to be between $310 million and $320 million, while NeueSolutions Revenue is expected to be between $690 million and $700 million
•Enterprise Adjusted Operating Cost Ratio is expected to be between 15% and 16%†
•Enterprise Adjusted EBITDA is expected to be between $15 million and $25 million in 2024†

† Reconciliations of projected Adjusted EBITDA and projected Adjusted Operating Cost Ratio to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. With respect to Adjusted EBITDA, these GAAP measures may include the impact of such items as interest expense, income tax expense, transaction costs, depreciation and amortization, share-based compensation expense, restructuring costs, contract termination costs, impairment of goodwill or intangible assets, financial solvency of contractual counterparties, changes in the fair value of equity securities and derivatives, changes in the fair value of contingent consideration; and the tax effect of all such items. Historically, the Company has excluded these items from non-GAAP financial measures. With respect to Adjusted Operating Cost Ratio, these GAAP measures may include the impact of such items as share-based compensation. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Earnings Conference Call

As previously announced, NeueHealth will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. NeueHealth will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.neuethealth.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed March 6, 2024 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About NeueHealth

NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 460,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facility or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down our IFP businesses and MA businesses outside of California, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our ACO Reach businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
IR@neuehealth.com

Media Contact:
media@neuehealth.com

NeueHealth, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$87,299	$217,006
Short-term investments	6,265	869
Accounts receivable, net of allowance of $14,023 and $6,098, respectively	39,084	19,576
ACO REACH performance year receivable	115,878	99,181
Current assets of discontinued operations	822,570	3,187,464
Prepaids and other current assets	17,831	46,538
Total current assets	1,088,927	3,570,634
Other assets:
Long-term investments	—	5,401
Property, equipment and capitalized software, net	14,499	21,298
Goodwill	—	401,385
Intangible assets, net	93,238	104,952
Long-term assets of discontinued operations	—	529,117
Other non-current assets	28,816	32,265
Total other assets	136,553	1,094,418
Total assets	$1,225,480	$4,665,052
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$157,903	$116,021
Accounts payable	11,841	18,714
Short-term borrowings	303,947	303,947
Current liabilities of discontinued operations	699,758	3,157,236
Risk share payable to deconsolidated entity	123,981	—
Warrant liability	13,971	—
Other current liabilities	79,856	97,241
Total current liabilities	1,391,257	3,693,159
Long-term borrowings	66,400	—
Other liabilities	22,441	32,208
Total liabilities	1,480,098	3,725,367
Commitments and contingencies
Redeemable noncontrolling interests	88,908	219,758
Redeemable Series A preferred stock, $0.0001 par value; 750,000 shares authorized in 2023 and 2022; 750,000 shares issued and outstanding in 2023 and 2022	747,481	747,481
Redeemable Series B preferred stock, $0.0001 par value; 175,000 shares authorized in 2023 and 2022; 175,000 shares issued and outstanding in 2023 and 2022	172,936	172,936
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized in 2023 and 2022; 8,053,576 and 7,878,394 shares issued and outstanding in 2023 and 2022*, respectively	1	1
Additional paid-in capital	3,056,027	2,972,333
Accumulated deficit	(4,307,849)	(3,156,395)
Accumulated other comprehensive loss	(122)	(4,429)
Treasury stock, at cost, 31,526 shares at December 31, 2023 and 2022	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(1,263,943)	(200,490)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$1,225,480	$4,665,052

*Shares have been retroactively adjusted to reflect the reverse stock split effective May 22, 2023

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenue:
Capitated revenue	$60,091	$33,609	$219,774	$112,904
ACO REACH revenue	219,659	188,652	896,504	654,087
Service revenue	13,051	8,563	44,438	39,601
Investment income (loss)	70	(3,128)	86	(55,429)
Total revenue	292,871	227,696	1,160,802	751,163
Operating expenses:
Medical costs	264,864	200,573	996,582	662,972
Operating costs	65,441	93,085	287,138	354,436
Bad debt expense	4,353	1	27,407	12
Restructuring charges	123	19,516	6,990	29,178
Goodwill impairment	—	—	401,385	—
Intangible assets impairment	—	—	—	42,611
Depreciation and amortization	4,025	5,427	18,296	30,710
Total operating expenses	338,806	318,602	1,737,798	1,119,919
Operating loss	(45,935)	(90,906)	(576,996)	(368,756)
Interest expense	11,205	6,387	38,203	12,822
Warrant expense	4,097	—	13,971	—
Other income	—	—	—	—
Loss from continuing operations before income taxes	(61,237)	(97,293)	(629,170)	(381,578)
Income tax (benefit) expense	1,590	(12,622)	(1,428)	3,664
Net loss from continuing operations	(62,827)	(84,671)	(627,742)	(385,242)
Loss from discontinued operations, net of tax	(397,745)	(573,120)	(638,066)	(974,638)
Net Loss	(460,572)	(657,791)	(1,265,808)	(1,359,880)
Net earnings from continuing operations attributable to noncontrolling interests	230,856	(11,013)	114,354	(95,664)
Series A preferred stock dividend accrued	(10,305)	(9,806)	(40,139)	(37,889)
Series B preferred stock dividend accrued	(2,311)	(1,798)	(9,006)	(1,798)
Net loss attributable to NeueHealth, Inc. common shareholders	$(242,332)	$(680,408)	$(1,200,599)	$(1,495,231)

Basic and diluted loss per share attributable to NeueHealth, Inc. common shareholders
Continuing operations	$19.54	$(13.64)	$(70.72)	$(66.17)
Discontinued operations	(50.01)	(72.84)	(80.22)	(123.87)
Basic and diluted loss per share	(30.47)	(86.48)	(150.94)	(190.04)

Basic and diluted weighted-average common shares outstanding*	7,954	7,868	7,954	7,868
*Shares have been retroactively adjusted to reflect the reverse stock split effective May 22, 2023

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,265,808)	$(1,359,880)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,167	50,575
Impairment of intangible assets	—	49,331
Impairment of goodwill	587,535	75,372
Share-based compensation	83,692	109,713
Deferred income taxes	(3,063)	2,027
Unrealized loss on equity securities	—	55,449
Impairment of investments	—	67,723
Warrant expense	13,971	—
Amortization of investments	(17,986)	2,551
Loss on disposal of property, equipment, and capitalized software	6,418	10,981
Other, net	1,858	10,631
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(7,756)	28,787
ACO REACH performance year receivable	(16,697)	(99,181)
Other assets	191,441	(21,832)
Medical cost payable	(635,616)	279,563
Risk adjustment payable	(1,652,744)	1,012,720
Accounts payable and other liabilities	(149,325)	2,696
Unearned revenue	(10,614)	(42,760)
Risk share payable to deconsolidated entity	123,981	—
Net cash (used in) provided by operating activities	(2,726,546)	234,466
Cash flows from investing activities:
Purchases of investments	(837,074)	(1,457,444)
Proceeds from sales, paydown, and maturities of investments	1,960,283	1,055,479
Purchases of property and equipment	(2,897)	(27,448)
Business divestiture	(682)	—
Business acquisitions, net of cash acquired	—	(310)
Net cash provided by (used in) investing activities	1,119,630	(429,723)
Cash flows from financing activities:
Proceeds from issuance of preferred stock	—	920,417
Proceeds from issuance of common stock	—	1,315
Proceeds from long-term borrowings	66,400	—
Proceeds from short-term borrowings	—	303,947
Repayments of short-term borrowings	—	(155,000)
Distributions to noncontrolling interest holders	(16,494)	(4,311)
Net cash (used in) provided by financing activities	49,906	1,066,368
Net (decrease)/ increase in cash and cash equivalents	(1,557,010)	871,111
Cash and cash equivalents – beginning of year	$1,932,290	$1,061,179
Cash and cash equivalents – end of period	$375,280	$1,932,290

NeueHealth, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

NeueCare
($ in thousands)	Three Months Ended December 31,		Years Ended December 31,
Statement of income (loss) and operating data:	2023	2022	2023	2022

Revenue:
Capitated revenue	$60,091	$33,609	$219,774	$112,904
Service revenue	11,848	8,527	41,559	39,487
Total unaffiliated revenue	71,939	42,136	261,333	152,391
Affiliated revenue	(611)	209,522	5,876	1,039,620
Total segment revenue	71,328	251,658	267,209	1,192,011
Operating expenses
Medical Costs	33,158	367,731	97,483	1,217,742
Operating Costs	26,896	30,796	119,922	124,780
Goodwill impairment	—	—	401,385	—
Intangible assets impairment	—	—	—	42,611
Bad debt expense	4,345	1	4,984	5
Restructuring charges	—	—	130	—
Depreciation and amortization	3,181	3,115	12,651	22,234
Total operating expenses	67,580	401,643	636,555	1,407,372
Operating income (loss)	$3,748	$(149,985)	$(369,346)	$(215,361)

NeueSolutions
($ in thousands)	Three Months Ended December 31,		Years Ended December 31,
Statement of income (loss) and operating data:	2023	2022	2023	2022

Revenue:
ACO REACH revenue	$219,659	$188,652	$896,504	654,087
Service revenue	1,203	36	2,879	114
Total segment revenue	220,862	188,688	899,383	654,201
Operating expenses
Medical Costs	231,095	187,108	904,986	644,269
Operating Costs	4,391	2,030	14,474	8,508
Bad debt expense	8	—	22,423	—
Total operating expenses	235,494	189,138	941,883	652,777
Operating income	$(14,632)	$(450)	$(42,500)	$1,424

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA, Adjusted Operating Cost Ratio, NeueCare Adjusted EBITDA, and NeueSolutions Adjusted EBITDA . We define Adjusted EBITDA as Net Loss excluding loss from discontinued operations, interest expense, income taxes, transaction costs, depreciation and amortization, share-based compensation expense, restructuring and contract termination costs, impairment of goodwill and intangible assets, losses related to the bankruptcy of one of our ACO REACH partners, changes in the fair value of equity securities and derivatives, changes in the fair value of contingent consideration . We define Adjusted Operating Cost Ratio as Operating Cost Ratio excluding share-based compensation expense. We define NeueCare Adjusted EBITDA as NeueCare Net Loss excluding interest expense, income taxes, transaction costs, depreciation and amortization, share-based compensation expense, restructuring and contract termination costs, impairment of goodwill and intangible assets, losses related to the bankruptcy of one of our ACO REACH partners, changes in the fair value of equity securities and derivatives, and changes in fair value of contingent consideration. We define NeueSolutions Adjusted EBITDA as NeueSolutions Net Loss excluding interest expense, income taxes, transaction costs, depreciation and amortization, share-based compensation expense, restructuring and contract termination costs, impairment of goodwill and intangible assets, losses related to the bankruptcy of one of our ACO REACH partners, changes in the fair value of equity securities and derivatives, and changes in fair value of contingent consideration. These non-GAAP measures have been presented in this quarterly Earnings Release or in the earnings conference call as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA, Adjusted Operating Cost Ratio, NeueCare Adjusted EBITDA, and NeueSolutions Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Adjusted Operating Cost Ratio is not a recognized term under GAAP and should not be considered as an alternative to Operating Cost Ratio as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Adjusted Operating Cost Ratio has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Neither NeueCare Adjusted EBITDA nor NeueSolutions Adjusted EBITDA are recognized terms under GAAP and should not be considered as alternatives to NeueCare Net Loss or NeueSolutions Net Loss, respectively, as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of NeueCare Adjusted EBITDA and NeueSolutions Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2023	2022	2023	2022
Net loss	$(460,572)	$(657,792)	$(1,265,808)	$(1,359,880)
Loss from Discontinued Operations (a)	397,745	573,120	638,066	974,638
EBITDA adjustments from continuing operations
Interest expense	11,206	6,387	38,203	12,822
Income tax (benefit) expense	1,591	(12,622)	(1,428)	3,664
Transaction costs (b)	4,363	—	23,252	386
Depreciation and amortization	4,024	5,426	18,296	30,710
Share-based compensation expense (c)	18,081	32,450	83,692	109,713
Restructuring and contract termination costs (d)	122	19,560	6,990	29,678
Impairment of goodwill and long-lived assets	274	—	401,659	42,611
ACO REACH care partner bankruptcy (e)	8,713	—	36,454	—
Change in fair value of warrant liability (f)	4,097	—	13,971	—
Change in fair value of contingent consideration (g)	—	332	(1,827)	332
Change in fair value of equity securities	—	10,892	—	80,231
EBITDA adjustments from continuing operations	$52,471	$62,425	$619,262	$310,147
Adjusted EBITDA	$(10,356)	$(22,247)	$(8,480)	$(75,095)

(a)Beginning in the fourth quarter of 2022, Adjusted EBITDA excludes the impact of discontinued operations. The comparable period in 2022 has been recast to exclude these impacts. Represents losses associated with the Commercial business segment and MA Legacy operations that we exited at the end of 2022 and the California Medicare Advantage business classified as held for sale.
(b)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(c)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(d)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(e)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(f)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(g)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.

The following table provides a reconciliation of Adjusted Operating Cost Ratio for the periods presented:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Operating Cost Ratio	22.3%	40.9%	24.7%	47.2%
Impact of share-based compensation expense (a)	(6.2)%	(14.3)%	(7.2)%	(14.6)%
Adjusted Operating Cost Ratio (b)	16.1%	26.6%	17.5%	32.6%

(a)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.

(b)The three months ended December 31, 2023 is lower by 10.5% and the year ended December 31, 2023 is higher by 15.1%, respectively, due to the impacts of income (loss) driven from unrealized gains and losses on equity securities and realized gains and losses on sales of investments.

The following table provides a reconciliation of NeueCare net loss to NeueCare Adjusted EBITDA for the periods presented:

NeueCare
	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2023	2022	2023	2022
NeueCare Net Income (Loss)	$3,748	$(149,985)	$(369,346)	$(215,361)
Interest expense	—	—	—	—
Income tax (benefit) expense	—	—	—	—
Transaction costs (a)	—	—	—	—
Depreciation and amortization	3,181	3,115	12,651	$22,234
Share-based compensation expense (b)	—	—	—	—
Restructuring and contract termination costs (c)	—	—	130	—
Impairment of goodwill and intangible assets	—	—	401,385	—
ACO REACH care partner bankruptcy (d)	—	—	—	—
Change in fair value of warrant liability (e)	—	—	—	—
Change in fair value of contingent consideration (f)	—	—	(1,827)	—
Change in fair value of equity securities	—	—	—	—
NeueCare Adjusted EBITDA	$6,929	$(146,870)	$42,993	$(193,127)

The following table provides a reconciliation of NeueSolutions net loss to NeueSolutions Adjusted EBITDA for the periods presented:

NeueSolutions
	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2023	2022	2023	2022
NeueSolutions Net loss	$(14,632)	$(450)	$(42,500)	$1,424
Interest expense	—	—	—	—
Income tax (benefit) expense	—	—	—	—
Transaction costs (a)	—	—	—	—
Depreciation and amortization	—	—	—	—
Share-based compensation expense (b)	—	—	—	—
Restructuring and contract termination costs (c)	—	—	—	—
Impairment of goodwill and intangible assets	—	—	—	—
ACO REACH care partner bankruptcy (d)	8,713	—	36,454	—
Change in fair value of warrant liability (e)	—	—	—	—
Change in fair value of contingent consideration (f)	—	—	—	—
Change in fair value of equity securities	—	—	—	—
NeueSolutions Adjusted EBITDA	$(5,919)	$(450)	$(6,046)	$1,424

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(b)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(c)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(d)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(e)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(f)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.